Exhibit 10.12

EVOMMUNE, INC.

STOCK APPRECIATION RIGHT GRANT NOTICE

Evommune, Inc. (the “Company”) hereby grants to Participant a Stock Appreciation Right (“Stock Appreciation Right” or “SAR”) with respect to the number of Stock Units set forth below. The SAR is subject to all of the terms and conditions as set forth in this Grant Notice and in the Stock Appreciation Right Agreement (the “Agreement”), the latter of which is attached hereto and incorporated herein in its entirety. Capitalized terms not explicitly defined in this Grant Notice will have the meanings set forth in the Agreement. If the Company uses an electronic capitalization table system (such as Carta) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as type of grant) shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Participant:	Luis Peña

Date of Grant:	December 9, 2024

Vesting Commencement Date:	December 9, 2024

Number of Stock Units Subject to SAR:	3,790,449

Exercise Price of SAR:	$0.35

Expiration Date:	The “Expiration Date” for the SAR is the earlier of: (a) the 10-year anniversary of the Date of Grant or (b) the date of termination of Participant’s Service for any reason (with the exception of any termination of Service, whether alone or in connection with any other event, that results in acceleration of vesting of the SARs).

Vesting Schedule:	To vest, a SAR must meet each of the Service-Based Requirement and the Liquidity Event Requirement, each as defined below. For SARs that have satisfied the Service- Based Requirement prior to a Liquidity Event, such SARs will only become vested if and when the Liquidity Event Requirement is satisfied. Following the satisfaction of the Liquidity Event Requirement, SARs will only become vested if the Service- Based Requirement is satisfied with respect to those particular SARs.

Notwithstanding the paragraph above, 2,142,428 Stock Units underlying the SAR (the “Series C Preferred SARs”) shall only vest if the Series C Preferred Stock Requirement is satisfied. For the avoidance of doubt, the Series C Preferred SARs will vest only if each of the Service-Based Requirement, the Liquidity Event Requirement, and the Series C Preferred Stock Requirement, are all satisfied.

The “Service-Based Requirement” will be satisfied in installments as to the SARs as follows: one fourth (1/4) of the Stock Units subject to the SAR shall vest on each of the first four anniversaries of the Vesting Commencement Date, subject to Participant’s continued Service through each such date. For the avoidance of doubt, upon termination of Participant’s Service (other than for any termination of Service, whether alone or in connection with any other event, that results in acceleration of vesting of the SARs), any unvested Stock Units (whether or not they have satisfied the Service-Based Requirement) will be forfeited at no actual cost to the Company and Participant will have no further right, title or interest in or to such Stock Units.

The “Liquidity Event Requirement” means the occurrence of a Liquidity Event (as defined in Section 23 of the Agreement), subject to Participant’s continued Service through such occurrence.

The “Series C Preferred Stock Requirement” will be satisfied as to 0.052328895 of one Series C Preferred SAR for each share of Series C Preferred Stock issued in accordance with the Preferred Stock Purchase Agreement subsequent to October 30, 2024, subject to Participant’s continued Service from the Date of Grant through the applicable date of issuance. For purposes of this Grant Notice, Series C Preferred Stock shall mean a share of Series C Preferred Stock of the Company as set forth in that certain Preferred Stock Purchase Agreements dated October 30, 2024 (the “Preferred Stock Purchase Agreement”).

On the date that the Stock Units underlying a SAR become fully vested (whether by satisfying the two vesting requirements, or three vesting requirements, as applicable), such Stock Units shall be a “Vested SAR”, and such date shall be the “Vesting Date”.

Settlement:	If a SAR vests as provided for above, the Company will issue one share of Common Stock, or deliver the cash equivalent, each as determined in the Company’s sole discretion, for an amount equal to the Fair Market Value of a share of Common Stock on the settlement date less the Exercise Price set forth herein for each Vested SAR. The shares (or cash equivalent) will be issued in accordance with the terms set forth in the Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice and the Agreement. Participant further acknowledges that as of the Date of Grant, this Grant Notice and the Agreement set forth the entire understanding between Participant and the Company regarding the SAR and supersedes all prior oral and written agreements, promises and/or representations on that subject, with the exception of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. This SAR functions as a restricted stock unit award.

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By accepting the SAR the undersigned Participant acknowledges having received and read this Grant Notice and the Agreement and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive such documents by electronic delivery and to participate in the SAR through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. This Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

EVOMMUNE, INC.:		PARTICIPANT:

By:	/s/ Kyle Carver	/s/ Luis Peña
	Signature		Signature
Title:	Chief Financial Officer	Date:	1/17/2025
Date:	1/17/2025

ATTACHMENT:    Stock Appreciation Right Agreement

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EVOMMUNE, INC.

STOCK APPRECIATION RIGHT AGREEMENT

Pursuant to the Stock Appreciation Right Grant Notice (the “Grant Notice”) and this Stock Appreciation Right Agreement (the “Agreement”) and in consideration of your services, Evommune, Inc. (the “Company”) has awarded you a Stock Appreciation Right (the “SAR”) in respect of the number of Stock Units set forth on the Grant Notice. Capitalized terms have the meanings given to them in Section 23 of this Agreement.

The details of your SAR, in addition to those set forth in the Grant Notice, are as follows.

1. GRANT OF THE SAR. This SAR was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the SAR, the vesting of the SAR or the delivery of consideration to be issued in respect of the SAR. The Company may settle the SAR Payment Amount (as defined below) in cash or other property, including shares of Common Stock, which SAR Payment Amount will be in partial or in full satisfaction of the settlement of your SAR in whole or in part, and, to the extent applicable, references in this Agreement and the Grant Notice to shares of Common Stock issuable in connection with the settlement of your SAR will include the potential payment of the SAR Payment Amount in cash or other property upon settlement of such right.

2. VESTING. Subject to the limitations contained herein, your SAR will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice.

3. NUMBER OF SHARES.

(a) The number of Stock Units subject to the Award may be adjusted from time to time for capitalization adjustments, as provided at Section 20.

(b) Any additional SARs, shares, cash or other property that become subject to the Award pursuant to this Section 3 if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other shares of Stock covered by the Award.

(c) Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. The Board will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4. TERM. Except as set forth in your Grant Notice, the term of your SAR expires upon the earliest of the following:

(a) immediately upon the termination of your Service for any reason; or

(b) the Expiration Date indicated in your Grant Notice.

5. ADMINISTRATION. The Board will administer the Award. The Board may delegate administration of the Award to a Committee or Committees. The Board will have the following powers:

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(a) To construe and interpret the Award, and to establish, amend and revoke rules and regulations for administration thereof. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Award, in a manner and to the extent it will deem necessary or expedient to make the Award fully effective.

(b) To settle all controversies regarding the Award.

(c) To accelerate, in whole or in part, the time at which the Award may be settlement or vest (or the time at which consideration may be issued in settlement thereof).

(d) To suspend or terminate the Award at any time. Except as otherwise provided herein, suspension or termination of the Award will not materially impair Participant’s rights without the Participant’s written consent.

(e) To amend the Award in any respect the Board deems necessary or advisable. If required by applicable law or listing requirements, and except as provided herein relating to Capitalization Adjustments as provided for in Section 20, the Company will seek Participant’s approval of any amendment to the extent required by applicable law. Except as otherwise provided herein, no amendment of the Award will materially impair Participant’s rights hereunder without the Participant’s written consent.

(f) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Award.

All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding, and conclusive on all persons.

6. SECURITIES LAW COMPLIANCE. Solely to the extent the Company determines, in its discretion, to settle the SAR in shares of Common Stock or other securities, you may not be issued any shares of Common Stock or other securities in respect of your SAR unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your SAR also must comply with other applicable laws and regulations governing the SAR, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. TRANSFER RESTRICTIONS. In addition to any other limitation on transfer created by applicable securities laws, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the SARs subject to the Award or any interest in such SARs, whether voluntarily or by operation of law, by gift, by entering into a contract that requires shares to be issued at a future date, or otherwise, except in compliance with this Agreement, the Company’s bylaws and applicable securities law.

8. SETTLEMENT.

(a) Subject to the satisfaction of the Tax-Related Items set forth in Section 12 of this Agreement, in the event one or more Stock Units underlying the SAR vest, except as otherwise set forth herein, within sixty (60) days of the Vesting Date, for each vested Stock Unit underlying the SAR, the Company will issue one share of Common Stock, or deliver the cash equivalent, each as determined in the Company’s sole discretion, for an amount equal to the Fair Market Value of a share of Common Stock on the settlement date less the Exercise Price set forth in the Grant Notice for each Vested SAR. The shares (or cash equivalent) will be issued in accordance with the terms set forth herein) (such date, the “Original Issuance Date”).

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(b) To the extent applicable at a Vesting Date, when the Company elects to issue Common Stock with respect to the Vested SAR, the Common Stock is registered under the Securities Act, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii) either (1) no Tax-Related Items apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax-Related Items by withholding shares of Common Stock from the shares of Common Stock otherwise due, on the Original Issuance Date, to you under this Agreement, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 12 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay the Tax-Related Items in cash, then the shares of Common Stock that would otherwise be issued to you on the Original Issuance Date will not be issued on such Original Issuance Date and will instead be issued on the first business day when you are not prohibited from selling shares of Common Stock in the open public market, but in no event later than (a) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year immediately following the year in which the shares of Common Stock covered by this Agreement are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of such issuance (e.g., a stock certificate or electronic entry evidencing such shares of Stock) will be determined by the Company. In all cases, the issuance of shares under this Award is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

(d) If required by the Company, the settlement of SARs may be made contingent on your execution of any additional documents specified by the Company, including without limitation, any applicable securityholders’ agreement, investor rights agreement, voting agreement, drag-along agreement, right of first refusal and co-sale agreement or similar agreement that may be in effect from time to time among the Company and the holders of its capital securities (and which may contain, among other provisions, additional restrictions on transfer or rights of repurchase in favor of the Company).

(e) If and to the extent that all or a portion of the Stock Units under your SAR vest as provided for in the Grant Notice and are settled in cash, then the Company will deliver cash or other consideration having a Fair Market Value equal to (i) (a) the Fair Market Value per share of Common Stock on the settlement date less (b) the Exercise Price per SAR as set forth in the Notice Agreement, multiplied by (ii) the number of Stock Units that are vested (the “SAR Payment Amount”). If any portion of the SAR does not vest or is not settled on or prior to the Expiration Date or the termination date of the SAR, this SAR will terminate without any payment of consideration therefor and will not be settled hereunder.

(f) To the extent Participant is terminated by the Company for Cause, or following Participant’s separation from Service pursuant to Section 409A of the Code, it is determined that grounds for “Cause” existed, any cash or shares of Common Stock that are issuable or were issued pursuant to this Award shall be forfeited or subject to recoupment by the Company.

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9. DIVIDENDS. You will receive no benefit or adjustment to your SAR with respect to any dividend (cash or otherwise) or other distribution that does not result from a Capitalization Adjustment as provided in Section 20 of this Agreement.

10. RESTRICTIVE LEGENDS. Any shares of Common Stock issued in respect of your SAR will be endorsed with appropriate legends determined by the Company.

11. STOCK APPRECIATION RIGHT NOT AN EMPLOYMENT OR SERVICE CONTRACT.

(a) Your Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate in accordance with applicable law and your employment or engagement agreement, if any. Nothing in this Agreement (including, but not limited to, the vesting of your SAR pursuant to the schedule set forth in the Grant Notice herein or the settlement of your SAR), or any covenant of good faith and fair dealing that may be found implicit in this Agreement will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement unless such right or benefit has specifically accrued under the terms of this Agreement; or (iv) deprive the Company or an Affiliate of any right it may have right to terminate you without regard to any future vesting opportunity that you may have.

(b) By accepting this SAR, you acknowledge and agree that the right to continue vesting in the SAR pursuant to the vesting schedule set forth in Section 2 and in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate (not through the act of being hired, being granted this SAR or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the SAR. You further acknowledge and agree that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant with the Company or an Affiliate for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Service at any time, with or without cause and with or without notice.

12. RESPONSIBILITY FOR TAXES.

(a) You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income tax, payroll tax, fringe benefits tax, social security, payment on account or other tax- related items related to the Award and legally applicable to you or deemed by the Company in its discretion to be an appropriate charge to you even if legally applicable to the Company or an Affiliate (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or an Affiliate.

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(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.

(c) Finally, you agree to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your receipt and settlement of the Award that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the cash consideration (as applicable) if you fail to comply with your obligations in connection with the Tax-Related Items.

(d) The Company has no duty or obligation to minimize the tax or social security consequences to you of this SAR and will not be liable to you for any adverse tax or social security consequences to you arising in connection with this SAR. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax and social security consequences of this SAR and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

13. LOCK-UP PERIOD. By accepting your SAR, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities held by you, for a period of 180 days following the effective date of a registration statement filed in connection with any going public transaction such as an IPO (the “Lock-Up Period”); provided, however, that nothing contained in this Section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock or other securities until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the shares of Common Stock or other securities or rights to the shares of Common Stock or other securities under the Award during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country or any country in which the Company’s shares of Common Stock or other securities are registered or listed). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

15. MISCELLANEOUS.

(a) Your SAR is unfunded, and as a holder of a vested SAR, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock or other securities pursuant to this Agreement. You will not have voting or any other rights as a holder of the Company with respect to shares of Common Stock or other securities to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 8 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a holder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

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(b) Any notices provided in connection with your SAR will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the national mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to this SAR by electronic means or to request your acceptance of this SAR by electronic means. By accepting this SAR you consent to receive such documents by electronic delivery and, if requested, to agree to the use of an on-line or electronic system established and maintained by the Company or another third party designated by the Company for purposes of managing or exercising this your SAR.

(c) The rights and obligations of the Company under your SAR may be transferred to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your SAR may only be assigned with the prior written consent of the Company.

(d) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your SAR.

(e) You acknowledge and agree that you have reviewed your SAR in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your SAR, and fully understand all provisions of your SAR.

(f) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g) All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your SAR, or your acquisition of the underlying Stock Units or other consideration thereunder. You should consult with your own personal tax, legal and financial advisors regarding your SAR before taking any action.

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

18. SEVERABILITY. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the SAR subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

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20. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: the class(es) and number of Stock Units or other securities and any price subject to the Agreement, including the Exercise Price. The Board will make such adjustments, and its determination will be final, binding, and conclusive.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, this Award will terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction. In the event of a Corporate Transaction, then, notwithstanding any other provision herein, the Board may take one or more of the following actions with respect to the Award, contingent upon the closing or completion of the Corporate Transaction (and after accounting for any acceleration provided for by other agreements governing equity and equity-related interests held by the Participant):

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar Award (including, but not limited to, an Award(s) to acquire the same consideration paid to the holders of the Company pursuant to the Corporate Transaction);

(ii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be settled) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with the Award terminating if not settled (if applicable) at or prior to the effective time of the Corporate Transaction;

(iii) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.

(iv) cancel or arrange for the cancellation of the Award, to the extent not vested or not settled prior to the effective time of the Corporate Transaction, in exchange for such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(v) make a payment, in such form as may be determined by the Board equal to the excess, if any, of the value of the property the Participant would have received upon the settlement of the Award immediately prior to the effective time of the Corporate Transaction. For clarity, this payment may be zero ($0). Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies, and the Board, in its sole discretion, may condition the Participant’s right to receive such payment upon the Participant’s delivery of an agreement (x) acknowledging such escrows, earn-outs, holdbacks or other contingencies, (y) appointing a representative to act on the Participant’s behalf following the Corporate Transaction with respect to matters relating to the Corporate Transaction, and/or (z) agreeing to or acknowledging any indemnification or other agreements or obligations required of recipients of proceeds pursuant to the Corporate Transaction.

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The Board may take different actions with respect to the vested and unvested portions of the Award.

(d) Change in Control. The Award(s) may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

21. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule, then this Award shall be construed and administered so that such Award complies with Section 409A of the Code (including if any amendments are required for such compliance, as determined solely by the Company) and the related Treasury regulations promulgated thereunder. To the extent this Award is determined to constitute non-qualified deferred compensation subject to Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), then the issuance of any cash or shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the the Grant Notice, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.

22. DATA PRIVACY. You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its affiliates for the exclusive purpose of implementing, administering and managing your participation in this Agreement. You understand that the Company, its affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, managing and administering the Award (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of this Agreement, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in this Agreement, including any requisite transfer of such Data, as may be required, to a broker or other third party with whom you may elect to deposit any shares of Stock acquired upon the vesting and settlement of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in this Agreement. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing

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23. DEFINITIONS. As used in the Grant Notice and this Agreement, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Award” means this right to receive consideration relating to the value of the Stock Units granted hereunder.

(c) “Board” means the Board of Directors of the Company or an authorized committee thereof.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Stock Units subject to the Award after the Date of Grant without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, Common Stock or other equity dividend, Common Stock or other equity split, reverse Common Stock or other equity split, dividend in property or assets other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares of Common Stock, exchange of shares of Common Stock, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term (including, for the avoidance of doubt, an employment agreement) and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s conviction of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (ii) any material misconduct by Participant with respect to the Company, any affiliate of the Company, or any of their respective employees, customers, clients, business partners or suppliers; (iii) in carrying out their duties and responsibilities set forth herein, refusal, neglect or failure by Participant to carry out, in all material respects, the legal instructions of the Board; (iv) a material breach by Participant of any of the provisions contained in this Agreement, or in any material agreement between the Parties; or (v) Participant’s failure to comply in all material respects with the internal policies or procedures of the Company or its affiliates, or any laws or regulations applicable to Participant’s conduct as an employee of the Company; which in each case of clauses (ii) to (v) above, remains uncured by Participant for ten (10) days following receipt by Participant of written notice of same, which notice shall include reasonable detail as to the nature of the potential resulting Cause. However, no notice and opportunity to cure shall be required in the event of conduct by Participant that the Company reasonably believes cannot be adequately cured.

(f) “Change in Control” (i) the acquisition (other than from the Company) by any Person, as defined herein, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the

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closing of a sale or other conveyance of all or substantially all of the assets of the Company; (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; in each case provided, however, that such transaction constitutes a “change in control event” as described in Section 409A of the Code. For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering. The Board will determine whether multiple events are related and to be treated in the aggregate as a single Change in Control, and its determination will be final, binding and conclusive.

(g) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means a committee of the Board.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Evommune, Inc., a Delaware corporation.

(k) “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50 percent of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation;

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(v) a Change in Control.

(m) “Director” means a member of the Board.

(n) “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

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(o) “Employee” means any person employed by the Company or an Affiliate. However, service solely as an Outside Director, or payment of a fee for such services, will not cause an Outside Director to be considered an “Employee” for purposes of the Award.

(p) “Entity” means a corporation, partnership, limited liability company or other entity.

(q) “Fair Market Value” means, as of any date, the value of a Stock Unit determined by the Board. To determine the Stock Appreciation Value of each Stock Unit at the time of a Liquidity Event, the company will reduce the Fair Market Value at the time of a Liquidity Event by any debt owed to investors or creditors and any expenses required for and related to the Liquidity Event transaction.

(r) “IPO” means the effective date of a registration statement of the Company filed under the Securities Act of 1933 for the sale of the Company’s Stock (whether or not such registration was the result of an initial public offering).

(s) “Liquidity Event” means, prior to the 10-year anniversary of the Date of Grant, the first to occur of either of the below:

(i) immediately prior to the consummation of a Change in Control; or

(ii) after an IPO, at such time as the 30-day volume-weighted average price (“VWAP”) of the Common Stock is greater than three times the initial Series C price per share ($1.59453) on an as-converted equivalent ($4.78359).

(t) “Outside Director” means a member of the Board of Directors who is not an Employee.

(u) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares of Common Stock voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(v) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Date of Grant shall be considered a Parent commencing as of such date.

(w) “Participant” means the recipient of this Award as set forth in the Grant Notice.

(x) “Rule 405” means Rule 405 promulgated under the Securities Act.

(y) “Rule 701” means Rule 701 promulgated under the Securities Act.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Service” means service as an Employee, Outside Director or Consultant. In case of any dispute as to whether and when Service has terminated, the Board of Directors shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

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(bb) “Stock Unit” means and represents the value equivalent to one share of Common Stock.

(cc) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation equivalent to a certain number of shares of Common Stock, granted pursuant to the terms and conditions of this Agreement.

(dd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding equity having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

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This Agreement will be deemed to be signed by you upon the signing or acceptance by you of the Grant Notice to which it is attached.

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